Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144281, 333-155355, 333-159126, 333-166349, 333-172838) and Form S-3 (No. 333-166350) of comScore, Inc. of our report dated October 13, 2011, relating to the financial statements of AdXpose, Inc., which appears in this Current Report on Form 8-K/A of comScore, Inc. dated October 14, 2011.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

October 14, 2011